Exhibit 99.1

ClearSign Technologies Corporation Announces 1-for-10 Reverse Stock Split to be Effective As of March 16, 2026

TULSA, Okla., March 10, 2026 – ClearSign Technologies Corporation (NASDAQ: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and safety, and support the use of cleaner fuels including hydrogen, today announced a 1-for-10 reverse stock split of its outstanding common stock. The reverse stock split will become effective at 12:01 a.m. ET on March 16, 2026. The common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) under the same symbol “CLIR” when the market opens on March 16, 2026, with the new CUSIP number 185064201.

The reverse stock split was approved by the Company’s stockholders at the Company’s special meeting of stockholders held on February 26, 2026. The reverse stock split is intended to increase the per share trading price of the Company’s common stock to regain compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq. The reverse stock split will reduce the number of outstanding shares of the Company’s common stock from approximately 54.1 million shares pre-reverse split to approximately 5.41 million shares post-reverse split.

The number of authorized shares of common stock and the par value per share will remain unchanged. As a result of the reverse stock split, every 10 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of common stock. Proportionate voting rights and other rights of such holders will not be affected by the reverse stock split. No fractional shares will be issued. Stockholders otherwise entitled to a fractional share will receive one whole share rounded up at the participant level with the Depository Trust Company (the “DTC”).

In accordance with the terms of the Company’s outstanding warrants, equity incentive plans and applicable award agreements, the number of shares underlying outstanding warrants and equity awards will be proportionately adjusted, and any exercise prices will be proportionately increased, to reflect the reverse stock split.

The Company’s transfer agent, VStock Transfer, LLC, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock, if any, for uncertificated shares of common stock. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted at the participant level with the DTC to reflect the reverse stock split, subject to the brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

Additional information about the reverse stock split can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2026 (the “Proxy Statement”). The Proxy Statement is available at www.sec.gov or at the Company’s website at www.clearsign.com. Additional information regarding this reverse stock split will be included in a Current Report on Form 8-K to be filed by the Company with the SEC on or about March 10, 2026.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding anticipated compliance with Nasdaq’s minimum bid price rules. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to regain compliance with Nasdaq’s minimum bid price rule, the Company’s ability to successfully complete engineering orders for its customers; the Company’s ability to generate equipment and installation orders following an initial engineering order from customers; the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners in the California market and any other markets the Company may sell products in; the Company’s ability to further expand the sale of ultra-low NOx process, flare and boiler burners; the Company’s ability to continue expanding its customer base in the refining industry; the Company’s ability to effectively compete in the flare industry and to retain its existing customers in such industry; the Company’s ability to provide low emissions retrofit solutions based on continuously changing air permit requirements at the federal and state level; the Company’s ability to continue innovating and expanding its scope of product and service applications; the Company’s ability to expand its engagement with current, and future, customers beyond burner technology and into broader emission and system integration solutions; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the SEC and available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

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